EFFICACY DEMONSTRATION LABORATORY AGREEMENT

THIS EFFICACY DEMONSTRATION LABORATORY AGREEMENT (this “Agreement”) is entered into this 10th day of June, 2020, to memorialize and document an arrangement, understanding, and agreement by and between BAKHU HOLDINGS, CORP., a Nevada corporation (“Bakhu”), and THE OZ CORPORATION, a California corporation (“OZ”), that commenced on and as of May 1, 2020 (the “Effective Date”), on the following:

Premises

A.                 Bakhu acquired a right and license to conduct certain activities respecting a specified territory for intellectual property and know-how, including patent rights, generally relating to producing and manufacturing cannabis sativa and cannabinoids, all pursuant to, as provided in, and in accordance with that certain Patent and Technology License Agreement dated December 20, 2018, as amended and restated in that certain Amended and Restated Patent and Technology License Agreement dated December 31, 2019, and as further amended or supplemented from time to time hereafter (collectively, the “License”), by and between Cell Science Holding Ltd., a Cypress corporation (“Cell Science”), which appears therein as Licensor, and Bakhu, which appears therein as Licensee. Under the License, substantial financial benefits accrue to Cell Science and its stockholders, including OZ, on successful completion of the Efficacy Demonstration. Capitalized terms used but not defined in this Agreement will have the meanings ascribed them in the License.

B.                  Pursuant to the License, Bakhu is required to complete and pay the costs of an “Efficacy Demonstration” of the propriety science underlying the licensed technology as specified in the License.

C.                  At the time the License was completed, Bakhu did not have the established financial, technical, or management resources to initiate the preparation work for the Efficacy Demonstration. Accordingly, OZ initiated these efforts at its own cost and risk. Accordingly, on March 8, 2019, OZ, Cell Science, and VO Leasing Corp., a California corporation (“VOLC”), entered into that certain Research and Develop Agreement respecting the Efficacy Demonstration (the “R&D Agreement”). VOLC is lessee of a facility located at 15614 Oxnard Avenue, Sherman Oaks, California (the “Facility”) that is suitable for a laboratory to conduct research and development of cannabis cell growing and cell growth technology relating to the Efficacy Demonstration. VOLC has represented that it has all required and applicable licenses, regulatory authorizations, and consents from all governmental authorities required to conduct the proposed activities involving cannabis and cannabis components, products, or derivatives at the Facility.

D.                 The work to be undertaken by or at the direction of OZ under the R&D Agreement is intended to meet the requirements under the License to complete an Efficacy Demonstration, which is necessary to trigger certain events, rights, and obligations of the respective parties under the License, all to the substantial benefit of Bakhu.

E.                  VOLC is a privately held California corporation with principal offices in California that is positioned to undertake the Efficacy Demonstration, at the direction of OZ, which involves handling cannabis and cannabis components, products, or derivatives.

F.                  OZ owns a majority of the voting control of Bakhu and is a principal stockholder of Cell Science. As such, OZ will directly and indirectly realize substantial financial benefits on successful completion of the Efficacy Demonstration and wanted to realize the benefits of being directly involved in the testing in order to minimize reliance on third parties. Therefore, OZ was willing to manage and advance funds initially to undertake the Efficacy Demonstration and had cash and access to cash and other liquid resources to enable it to immediately commence work leading toward the Efficacy Demonstration.

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G.                 Bakhu is a Nevada corporation with a class of equity securities registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, as such, wants to avoid handling cannabis and cannabis components, products, or derivatives. Nevertheless, Bakhu realizes the benefits resulting from successful completion of the Efficacy Demonstration in order to implement Bakhu’s business goal of sublicensing to third parties the technology with which they can produce cannabis and cannabis components, products, or derivatives.

H.                 Bakhu has substantially strengthened its management and financial resources and is now better positioned to assume financial and management responsibility for the Efficacy Demonstration, commencing as of the Effective Date. Under the foregoing circumstances, Bakhu desires to engage OZ to continue to be directly responsible for completing the Efficacy Demonstration required by the R&D Agreement on the terms and conditions set forth below.

I.                    Each of the parties and entities identified above has received, and had the opportunity to review, all of the agreements identified above.

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Laboratory Testing. From and after the Effective Date, OZ will continue, with diligence and dispatch, commercially reasonable steps to establish the necessary laboratory Facility and related support to prepare for and complete the Efficacy Demonstration as required under the R&D Agreement, including the purchase and installation of equipment, the engagement of consultants, the purchase of supplies and materials, the establishment of operating protocols and procedures, and the acquisition of all permits and authorizations, and in cooperation with VOLC, the engagement of employees for VOLC for the R&D Agreement activities, the satisfaction of all regulatory, safety, reporting, and similar requirements, and all other steps necessary to complete an Efficacy Demonstration as required by the License.

2.                   Collaboration and Laboratory Access. OZ will, at all times until completion of the Efficacy Demonstration, collaborate and cooperate with Bakhu to assure its full participation in and familiarity with OZ’s day-by-day efforts under this Agreement, including providing qualified representatives of Bakhu, at its own expense, access to the test Facility during OZ’s actual hours of operation, provided that a duly authorized representative of OZ is present. Bakhu’s representatives will comply with all of OZ’s safety and operating protocols and requirements and bear all risks of its personnel in the Facility.

3.                   Cost Advances; Accounting; Auditing. OZ will be solely responsible for paying and otherwise discharging all financial and other obligations for work toward the Efficacy Demonstration prior to the Effective Date. Commencing on the Effective Date, OZ will advance, on Bakhu’s behalf, all costs and expenses necessary and appropriate to fulfill its obligations hereunder to complete the Efficacy Demonstration. Periodically, but in any event within 20 days after the end of each calendar quarter until work under this Agreement is terminated, OZ will provide Bakhu with an accounting setting forth in reasonable detail the costs and expenses incurred by OZ under this Agreement, accompanied by supporting purchase orders, invoices, and similar original entry records, which will be in sufficient detail to meet standards applicable to Bakhu’s preparation of audited financial statements. At Bakhu’s reasonable request, OZ will supplement this accounting and supporting documents. From time to time, on not less than 20 days’ prior notice to OZ, Bakhu will have the right during OZ’s regular business hours, to review and examine OZ’s books and records respecting the accounting maintained under this Agreement and to seek adjustment of such accounting to assure the accrual of costs and expenses in accordance with this Agreement.

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4.                   Repayment of OZ Costs of Testing. Bakhu will repay all costs incurred by OZ after the Effective Date in performing the Efficacy Demonstration in accordance with this Agreement on 180 days’ demand, which may be given at any time after successful completion or abandonment of the effort to complete the Efficacy Demonstration. Until paid, these costs will bear simple interest at 6% per year commencing on the last day of the month in which such costs were incurred and properly billed as provided herein. Payment will be in cash, unless OZ elects to accept shares of common stock of Bakhu valued at a price equivalent to 80% of the 30 trading-day trailing volume weighted average trading closing price for Bakhu stock on the principal trading market for its shares.

5.                   Reports. Within 20 days after the end of each calendar quarter and on attaining any significant individual or group of related test results, OZ will deliver a written report in reasonable technical and commercial detail summarizing laboratory results during the period or upon such event. These reports will be accurate and complete in all material respects. Such reports will be treated as confidential for purposes of this Agreement but will serve as the basis for public disclosures by Bakhu in accordance with its responsibilities under the Exchange Act and any securities exchange on which its securities may be listed.

6.                   Works for Hire. All work based on, derived from, or related to the licensed technology and intellectual property and all modifications, improvements, derivations, or extensions thereof that are created by OZ or VOLC, in any form and expression, will be and are considered “works for hire.” As such, Bakhu will be considered the exclusive owner of all proprietary rights, including federal copyrights, in and to all modifications, improvements, derivations, or extensions of the intellectual property covered by the License. For purposes hereof, the term “work for hire” has the meaning defined in the United States Copyright Act, Section 101 of Title 17 of the United States Code. Bakhu will have exclusive rights in and to all modifications, improvements, derivations, or extensions of the intellectual property that are available to the author or owner of a United States copyright and any other intellectual property rights. To the extent that any modifications, improvements, derivations, or extensions of the intellectual property that are created by OZ or VOLC are not considered as works for hire, each of OZ and VOLC hereby assigns, transfers, and sets over unto Bakhu all rights, title, and interest in and to all such modifications, improvements, derivations, or extensions.

7.                   Confidentiality.

(a)                The data and information, particularly including results of laboratory work relating to the Efficacy Demonstration and the costs and expenses incurred in connection therewith, will be deemed “Confidential Material” under this Agreement.

(b)                OZ will keep the Confidential Material strictly confidential and will not use the Confidential Material for any purpose other than to fully and faithfully perform its obligations under this Agreement. OZ will not disclose, or permit agents or agent or representatives to disclose, any Confidential Material, except: (i) if required by law, regulation, and legal and regulatory process, but only in accordance with this section; and (ii) to its agents or representatives to the extent necessary to permit such persons to assist OZ in discharging its obligations hereunder; provided, that OZ will require each such agent or representative to be bound by the terms of this Agreement to the same extent as if he or she were a party hereto. OZ will be responsible for any breach of this Agreement by any of its agents or representatives, it being understood that this responsibility will be in addition to and not by way of limitation of any right and remedy Bakhu may have against the agent or agent or representative for any breach).

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(c)                Notwithstanding subsection (b) above, if OZ is required by law, regulation, and legal and regulatory process or requested by a regulatory or self-regulatory authority (collectively, “Law”) to disclose all or any portion of the Confidential Material, OZ will, to the extent permitted by Law, promptly notify Bakhu of such requirement or request so that Bakhu may seek (at its sole expense) a protective order or other appropriate remedy. If, in the absence of a protective order or other appropriate remedy or the receipt of a waiver hereunder, OZ is nonetheless, based on the advice of its counsel, compelled by Law to disclose all or part of the Confidential Material, then OZ may disclose (without any liability hereunder) only that portion of the Confidential Material that, based on the advice of its counsel, OZ is required to disclose. Notwithstanding anything herein to the contrary, OZ may disclose (without any liability hereunder) Confidential Material in connection with any routine inspection, investigation, examination, or inquiry (not specifically targeting Bakhu) by a regulatory or self-regulatory authority having jurisdiction over OZ without providing notice to Bakhu or taking any other action hereunder.

(d)                All Confidential Material is and remains the property of Bakhu, and no right or license is granted to the OZ respecting any Confidential Material. Within 60 days after the expiration of this Agreement, OZ will promptly, and in any event no later than five days after the request, deliver all Confidential Material (including all copies, extracts, and other reproductions) to Bakhu or destroy such Confidential Material (including any Confidential Material held electronically) and certify in writing to Bakhu that all Confidential Material (including any Confidential Material held electronically) has been destroyed. Notwithstanding the return or destruction of Confidential Material, OZ will continue to be bound by its confidentiality and other obligations hereunder.

(e)                The parties agree that monetary damages would not be a sufficient remedy for any breach of this Agreement by OZ and that in addition to all other remedies, Bakhu may be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

8.                   Insurance. For so long as this Agreement (or any subsequent agreement that provides for the use of the Facility) is in place, OZ will obtain and maintain at its own cost and expense, from a qualified insurance company, real and personal property insurance, with a minimum coverage at least equivalent to that set forth on the Certificate of Insurance attached hereto as Appendix A and incorporated herein by reference. Within 10 days after the execution of this Agreement, OZ will instruct the insurer to name “Bakhu Holdings, Corp. and its subsidiaries and affiliates” as additional insureds and to identify the coverage as primary over any and all other applicable coverages. The insurance policy must provide for 30 days’ prior written notice to Bakhu from the insurer, by registered or certified mail, return receipt requested, in the event of any modification, cancellation, or termination. Upon renewal or Bakhu’s request, OZ will provide to Bakhu insurance certificates to evidence continuous required coverage.

9.                   Term. The term of this Agreement will continue for a period of 180 days after the completion of the Efficacy Demonstration.

10.               Governing Law; Venue. This Agreement is being executed and delivered, and is intended to be performed, in the state of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement will be construed and enforced in accordance with the laws of the state of California without giving effect to conflict of law principles. This Agreement will be deemed made and entered into in Los Angeles County, State of California, and venue for any Proceeding (as defined below), in connection with this Agreement will be in Los Angeles County, California.

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11.               Waiver of Jury Trial. The parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, and any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, and any other actual, threatened, or completed proceeding, whether brought by or in the right of any party to this Agreement or otherwise and whether civil, criminal, administrative, or investigative, in which a party to this Agreement was, is, or will be involved as a party or otherwise.

12.               Merger; Integration. This Agreement sets forth the entire agreement regarding the matters set forth herein and supersedes all prior negotiations, understandings, and agreements. No provision of this Agreement may be modified, waived, and changed except by a writing signed by the parties hereto.

13.               Notices. Any notice, demand, request, or other communication permitted or required under this Agreement will be in writing and will be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

If to OZ, to:

The Oz Corporation

Attn: JR Munoz, President

One World Trade Center, Suite 130

Long Beach, CA 90831

E-mail: tkemmitt@yahoo.com

If to Bakhu to:

Bakhu Holdings, Corp.

Attn: Thomas E. Emmitt, President

One World Trade Center, Suite 130

Long Beach, CA 90831

E-mail: jrmun@msn.com

Notwithstanding the foregoing, service of legal process or other similar communications will not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

14.               No Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of the nonassigning party. Any purported assignment without such consent will be void and unenforceable.

15.               Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will constitute a single agreement. Counterpart signatures of this Agreement that are manually signed and delivered by facsimile transmission, by a uniquely marked computer-generated signature, and by other electronic methods, will be deemed to constitute signed original counterparts hereof and will bind the parties signing and delivering in such manner and will be the same as the delivery of an original.

*** Signature Page Follows ***

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

BAKHU HOLDINGS, CORP.

By: /s/ Thomas K. Emmitt
Thomas K. Emmitt President and Chief Executive Officer

THE OZ CORPORATION

By: /s/ John R. Munoz
By: Thomas K. Emmitt President and Chief Executive Officer

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